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                                 EXHIBIT 24(b)
                                 -------------


                     Resolutions of the Board of Directors
                   of the Registrant as to Power of Attorney,
                    certified by Secretary of the Registrant



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                    RESOLUTIONS OF THE BOARD OF DIRECTORS OF
                           THE PROGRESSIVE CORPORATION


  RESOLVED, that the Company be and hereby is authorized and empowered to direct the trustee of The Progressive Retirement Security Program, as heretofore supplemented and amended (the "Plan"), to acquire all Common Shares, $1.00 par value per share, of the Company ("Common Shares") to be held in the Plan's Company Stock Fund at fair market value on the open market or directly from the Company through the issuance of authorized but previously unissued shares or treasury shares; and

  FURTHER RESOLVED, that the Common Shares of the Company to be issued in accordance with the terms and provisions of the Plan shall be duly authorized and issued, fully paid and non-assessable Common Shares of the Company, free of any shareholder preemptive rights; and

  FURTHER RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer and the Secretary of the Company (the "Authorized Officers") be, and each of them with full power to act without the others is, hereby authorized and empowered to prepare or cause to be prepared, and to execute and file or cause to be executed and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for and on behalf of the Company, one or more Registration Statements on Form S-8, or such other available form or forms as may be approved by any such officer, (including one or more prospectuses, prospectus supplements, all exhibits and other documents relating thereto) (individually and collectively, the "Registration Statement") with respect to the registration of an additional 1,000,000 Common Shares of the Company to be offered under the terms of the Plan (with such changes, including, but not limited to, the number of Common Shares to be registered and other changes of a substantive nature) as any such officer or officers shall approve, which approval shall be shown conclusively by execution of the Registration Statement; and

  FURTHER RESOLVED, that the Authorized Officers be, and each of them with full power to act without the others is, hereby authorized and empowered, for and on behalf of the Company, to prepare or cause to be prepared and to execute or cause to be executed such amendments (including post-effective amendments) and supplements to the Registration Statement as they, or any of them, may deem necessary or desirable, or as may be required by the Commission; to cause such amendments and supplements, when duly executed (if required), to be filed with the Commission; and to do all such other acts and things and to execute and deliver all such other documents as they, or any of them, may deem necessary or desirable in order to cause the Registration Statement to comply with the Act and the rules and regulations promulgated by the Commission pursuant thereto (the "Rules and Regulations") and to become effective under the Act and the Rules and Regulations; and



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  FURTHER RESOLVED, that when the registration of the Common Shares with the
Commission on the Registration Statement has become effective, the Authorized Officers be, and each of them with full power to act without the others is, hereby authorized and empowered, for and on behalf of the Company, to execute, deliver and file any and all documents and to do any and all things, as may be necessary or proper to carry out the offer and sale of the Common Shares under the Plan; and

  FURTHER RESOLVED, that R. Steven Kestner, or such other individual as may hereafter be named by the Executive Committee and designated to the Commission in his stead, is hereby named as the person authorized to receive service of all notices, orders, communications and other documents which may be issued or sent by the Commission in connection with the Registration Statement and any and all amendments and supplements thereto, with all the powers consequent upon such designation under the Rules and Regulations; and

  FURTHER RESOLVED, that Jeffrey W. Basch, Charles B. Chokel, W. Thomas Forrester, R. Steven Kestner, Dane A. Shrallow and David M. Schneider be, and each of them hereby is, appointed as the attorney-in-fact and agent of the Company, with full power of substitution and resubstitution, for and in the name, place and stead of the Company, to sign, attest and file the Registration Statement for registration of the Common Shares to be issued pursuant to the Plan, and any and all amendments and supplements to such Registration Statement, and any and all applications or other documents to be filed with the Commission and any and all applications or other documents to be filed with any governmental or private agency or official relative to the issuance of the Common Shares, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implied limitation, including in the above the authority to do the foregoing things on behalf of the Company in the name of the person so acting or on behalf and in the name of any duly authorized officer of the Company; and the Authorized Officers be, and each of them with full power to act without the others is, hereby authorized and empowered for and on behalf of the Company to execute a Power of Attorney evidencing the foregoing appointment; and

  FURTHER RESOLVED, that any director or officer of the Company required by law to affix his or her signature to the Registration Statement and any and all amendments and supplements thereto may affix his or her signature personally, or by any attorney-in-fact, duly constituted in writing by said director or officer to sign his or her name thereto; and

  FURTHER RESOLVED, that Jeffrey W. Basch, Charles B. Chokel, R. Steven Kestner,
W. Thomas Forrester, David M. Schneider and Dane A. Shrallow be, and each of them with full power to act without the others is, hereby authorized to sign the Registration Statement, and any and all amendments and supplements to the Registration Statement, on behalf of and as attorneys-in-fact for the principal executive officer, principal accounting officer, principal financial officer or any other officer of the Company, including, without limitation, the President,


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Treasurer and Secretary, and on behalf of and as attorneys-in-fact for each director of the Company; and

  FURTHER RESOLVED, that each of the officers of the Company and its attorneys, Messrs. R. Steven Kestner, David M. Schneider, Dane A. Shrallow and Michael R. Uth be, and each of them with full power to act without the others is, hereby authorized and empowered to appear on behalf of the Company before the Commission in connection with any matters relating to the Registration Statement and all amendments and supplements thereto; and

  FURTHER RESOLVED, that the Authorized Officers be, and each of them with full power to act without the others is, hereby authorized and empowered, in the name and on behalf of the Company, to take any and all action which they, or any of them, deem necessary or advisable in order to obtain a permit, register or qualify the Common Shares for issuance, or to request an exemption from registration of the Common Shares, or to register or obtain a license for the Company as a dealer or broker, under the securities laws of such states of the United States of America and of such foreign jurisdictions as such officers may deem advisable, and in connection with such registrations, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish or cause to be published all such applications, reports, resolutions, surety bonds, consents to service of process, appointments of attorneys to receive service of process, powers of attorney and other papers and instruments, and to take any and all further action, which they, or any of them, may deem necessary or advisable to order to maintain such registration or qualification in effect for as long as they may deem to be in the best interests of the Company or as required by law; and that the execution by any such officer or officers of any such document or the taking of any such action in connection with the foregoing matters shall be deemed to be conclusive evidence that such officer or officers deem(s) the taking of any such action to be necessary or proper and in the best interests of the Company and approves such action; and

  FURTHER RESOLVED, that the preparation, execution and delivery to the New York Stock Exchange of a Listing Application or a Supplemental Listing Application (including all exhibits and supporting material) to list 1,000,000 additional Common Shares to be issued under the Plan be, and it hereby is, authorized and approved; and that the Authorized Officers of the Company and its attorneys-in-fact, Messrs. Jeffrey W. Basch, Charles B. Chokel, R. Steven Kestner, W. Thomas Forrester, David M. Schneider and Dane A. Shrallow be, and each of them with full power to act without the others is, hereby authorized and empowered to make application for such listings and, in connection therewith, to execute, in the name and on behalf of the Company, and under its corporate seal or otherwise, and to file or deliver all such applications, statements, certificates, agreements and other instruments and documents as shall be necessary or desirable to accomplish such listing, with authority to make such changes (which may be of a substantive nature) in any such listing application or other documents and in any agreements that may be made in connection therewith as, in his or her discretion, may be necessary to comply with the requirements for or to otherwise obtain such listing; and that such officers and attorneys be, and each of them with full power to


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act without the others is, hereby authorized to appear on behalf of the Company before the appropriate committee or body of the New York Stock Exchange, Inc., as such appearance may be required; and

  FURTHER RESOLVED, that the authority of National City Bank ("NCB"), as transfer agent and registrar for the Company's outstanding Common Shares be, and is hereby extended to include the original issue and the transfer and registration from time to time of the Common Shares to be issued under the Plan; and

  FURTHER RESOLVED, that for the purpose of the original issue or transfer of Common Shares by the Company under the Plan as aforesaid, or the transfer of Common Shares by any trustee under the Plan, NCB, as transfer agent and registrar for the Common Shares, be, and is hereby, authorized and directed to
(i) countersign as such transfer agent by manual or facsimile signature stock certificates for such Common Shares when such certificates shall be delivered to such transfer agent duly executed on behalf of the Company, (ii) procure as registrar of the Common Shares the registration of such certificates, and (iii) deliver such certificates, when so countersigned and registered, to the trustee under the Plan or other person entitled thereto as set forth in the order or orders of the Company for the issuance or transfer of such Common Shares; and

  FURTHER RESOLVED, that the Board of Directors of the Company hereby adopts and incorporates by reference any form of specific resolution to carry into effect the purpose and intent of the foregoing resolutions, or covering authority included in matters authorized in the foregoing resolutions, including forms of resolutions in connection therewith that may be required by the Commission, the New York Stock Exchange, the National Association of Securities Dealers, Inc., and any state, institution, person or agency, and the Secretary of the Company is hereby directed to insert a copy thereof in the minute book of the Company following this written action and to certify the same as having been duly adopted thereby; and

  FURTHER RESOLVED, that the Authorized Officers be, and each of them with full power to act without the others is, hereby authorized and empowered to do or cause to be done all such acts or things, to pay or cause to be paid all fees and expenses, and to make, execute and deliver or cause to be made, executed and delivered, all such agreements, documents, instruments and certificates, in the name of and on behalf of the Company or otherwise, as they, or any of them, may deem necessary, advisable or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions; and

  FURTHER RESOLVED, that any and all actions heretofore or hereafter taken by any of the Authorized Officers within the terms of the foregoing resolutions be and are hereby ratified and confirmed as the authorized acts and deeds of the Company.

  I, R. Steven Kestner, do hereby certify that I am the duly elected, qualified and acting Secretary of The Progressive Corporation, an Ohio corporation (the "Company"); that I have custody of the official records


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of the Company; and that the foregoing is a true, correct, and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a Meeting held on December 17, 1999, and that said resolutions are valid and binding, and have not been amended, modified or rescinded, and are in full force and effect on the date hereof.

  IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary and affixed the seal of the Company on the 12th day of July, 2000.


[SEAL]                                                  /s/ R. Steven Kestner
                                                     ------------------------
                                                     R. Steven Kestner
                                                     Secretary